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                                [MBI LETTERHEAD]

                                                                    EXHIBIT 99.3

July 17, 1998

MTS, Incorporated
2500 Del Monte St. Bldg. C
West Sacramento, CA 95691
De Vaughn Searson, Chief Financial Officer

Dear De Vaughn:

Music Business International (MBI) hereby gives consent to MTS, Incorporated to use MBI as a reference and for the use of market and industry data from MBI reports. This consent is rendered for MTS's registration statement on form S-4 (333-54035).

Sincerely,

/s/ JOHN HURLEY

John Hurley
Music Business International